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    Chartered Accountants
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                                                                      Exhibit 23






                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our report dated February 11, 2005 (except as to note 22, which is as of February 14, 2005) on the Consolidated Balance Sheets of Neurochem Inc. (the "Corporation") as at December 31, 2004 and 2003 and the Consolidated Statements of Operations, Deficit and Cash Flows for the year ended December 31, 2004, the six-month period ended December 31, 2003, the year ended June 30, 2003 and for the period from inception (June 17, 1993) to December 31, 2004, which report appears in this annual report on Form 40-F of the Corporation.





(signed) KPMG LLP
Chartered Accountants
Montreal, Canada
March 31, 2005